UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 16, 2002

                          Commission File No. 0-4846-3

                             LUMALITE HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                   Nevada                                        82-0288840
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                       Identification No.)

        2810 Via Orange Way, Suite B
          Spring Valley, California                                91978
  (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code: 619 660-5410

                                  CONSIL CORP.
                     6975 South Union Park Center, Suite 600
                           Salt Lake City, Utah, 84097
                            (Former name and address)

Item 1.           Changes in Control of Registrant

Change in Control Transaction

         On April 16, 2002, our parent corporation, Lumalite Holdings, Inc. (the "Company") closed the merger (the "Merger") of its wholly-owned subsidiary, Consil Merger Corp., a Nevada corporation, into LumaLite, Inc., a California corporation ("LumaLite"). Under the terms of the Merger, all of the issued and outstanding shares of common stock of LumaLite were cancelled and converted into, and became a right to receive, in the aggregate, 17,800,000 shares of our common stock. In connection with the Merger, we assumed all of the then outstanding options (whether vested or unvested) to purchase LumaLite's common stock and we reserved an aggregate of 98,298 post-reverse split shares of our common stock for issuance under those options. The 17,800,000 shares of common stock issued to the LumaLite stockholders in the Merger collectively represent approximately 62.46% of our voting stock. As a result, if the LumaLite stockholders act in concert, they will have significant control over our business and operations, including the right to elect our Board of Directors. For more information regarding the Merger and the other transactions we effected in connection with the consummation of the Merger, see our annual report on Form 10-KSB for the period ended December 31, 2001.

         The Company (which was formerly known as "ConSil Corp.") was originally formed to hold mineral property in Shoshone County, Idaho. In 1995, our stockholders approved the sale of those assets. Following the sale, we engaged in other mineral exploration and acquisition activities, primarily in Mexico. Those activities were unsuccessful and, beginning in the fourth quarter of 1997 and continuing through late 2001, we engaged in no active business operations, had no employees and maintained only minimal accounting, management and officer functions. With the consummation of the Merger, LumaLite's business will constitute our primary business operations for the foreseeable future.

         LumaLite  was  incorporated  in  California  in June  1999 to  develop, manufacture and sell advanced medical devices for the dental industry. LumaLite's current business operations are described in more detail at Item 2, below.

         References in this report, unless the context requires otherwise, to "us," "our" and "we" are references to the Company and its wholly-owned subsidiary, LumaLite. This report contains references to trademarks. All such trademarks are the properties of their registered or common-law owners.

New Management

         In connection with the Merger, James Anderson, our sole director and officer, appointed four new members of our Board of Directors (all of whom were, pursuant to the terms of the Merger, designees of LumaLite) and new officers, and then resigned from our Board of Directors and as an officer. Our new directors and officers, and their respective ages and biographical information for each of them are presented below. There are no family relationships between or among any of our directors:

Name                        Age        Position

Dr. Dale Rorabaugh          58         Chairman of the Board and Chief Executive
                                       Officer
Michael Jackson             55         Director and President
Hank Schumer                74         Director, Secretary-Treasurer and Chief
                                       Financial Officer
Joseph Forehand             46         Director, Vice President of Operations

         Dr. Dale Rorabaugh. Dr. Rorabaugh is the Chairman of our Board of Directors and is our Chief Executive Officer. He also serves as C.E.O. and as a director of LumaLite. Dr. Rorabaugh was one of the founders of LumaLite. He was most recently President of the AuRora Group, a company specializing in research and development of new products for the medical profession. Between 1994 and 2000, he was President of Eclipse Ventures, which developed a corneal topographer used in Lasik surgery for measuring curvature of the cornea. Before joining Eclipse, he was the founder and President of Dicon Corp., a company that first introduced micro-processors to the ophthalmic industry in the form of an automated visual field device. Dr. Rorabaugh holds a degree in Physics from the University of Virginia and a Doctor of Optometry degree from the University of California at Berkeley.

         Michael Jackson. Michael Jackson is a member of our Board of Directors and is our President. He also serves as President and as a director of LumaLite. Before joining LumaLite, Mr. Jackson was most recently Vice President of Marketing and Sales with HGM Medical Laser, a medical sales business. Before that, Mr. Jackson was the Vice President of Sales for the Western Region for Kreativ, Inc., a dental sales organization.

         Hank Schumer. Hank Schumer is our Secretary-Treasurer, Chief Financial Officer, and a member of our Board of Directors. Mr. Schumer also acts as LumaLite's Vice President, Secretary, Chief Financial Officer and as a member of its Board of Directors. Mr. Schumer was the President of Cafe Cartes, of San Diego, California, a consulting services company. Mr. Schumer holds a Bachelor of Electrical Engineering degree from C.C.N.Y. and a Masters in Business Administration from Drexel Institute of Technology.

         Joseph Forehand. Joseph Forehand is a member of our Board of Directors and is our Vice President of Operations. Mr. Forehand also serves as Vice President of LumaLite. Before joining LumaLite, he was Vice President of Operations at Kreativ, Inc., a dental equipment manufacturing concern.

Structure of Our Board of Directors

         At each annual meeting of our shareholders, our directors are elected and hold office for a term expiring at the annual meeting of our shareholders held the next succeeding year, or until their earlier resignation or removal. Our Certificate of Incorporation provides that our directors may be removed only for cause, and only by the affirmative vote of the holders of two-thirds of the common shares entitled to vote at a meeting of our shareholders.

Executive Compensation

         During 1999, 2000 and 2001, we did not pay any compensation to our executive officers or directors. Following the Merger, we anticipate that we will not pay salaries to our officers or directors, but that we will compensate the persons who act as officers of LumaLite for the services they provide to LumaLite. See the section entitled "Employment Agreements" below for more information regarding LumaLite's agreements to pay compensation to its officers. The following table summarizes the compensation LumaLite paid to its Chief Executive Officer and each of its three most highly compensated executive officers (other than the chief executive officer) who were serving as executive officers at the end of the last completed fiscal year and whose salary and bonus exceeded $100,000 (our "named executive officers"), for the periods indicated:


                           SUMMARY COMPENSATION TABLE


                                                    Annual Compensation
                                               -------------------------------
Name And                             Fiscal                                       Securities Underlying
Principal Position                    Year      Salary ($)       Bonus ($)          Options/SARS (#)
------------------                    ----      ----------       ---------          ---------------

Dr. Dale Rorabaugh,                   2001        $ 10,000        $79,028(4)
Chairman and CEO                      2000
                                      1999

Michael Jackson,                      2001          86,088 (1)    148,631             2,577,614 (7)
President                             2000          87,749 (1)
                                      1999          12,000 (1)

Joseph Forehand,                      2001          96,241 (2)    109,171(5)
Vice President                        2000         106,250 (2)
                                      1999          50,000 (2)

Hank Schumer,                         2001          38,500 (3)     79,065 (6)
Chief Financial Officer               2000          28,500 (3)
                                      1999          35,000 (3)


(1) Amounts shown reflect agreed upon compensation, a portion of which was deferred at the election and agreement of the named executive officer. None of the amounts shown for 1999 was paid, and $12,000 was deferred; none of the amounts shown for 2000 was paid, and $87,749 was deferred and paid in 2001; and none of the amounts shown for 2001was deferred.
(2) Amounts shown reflect agreed upon compensation, a portion of which was deferred at the election and agreement of the named executive officer. None of the amounts shown for 1999 was paid, and $50,000 was deferred; none of the amounts shown for 2000 was paid, and $106,250 was deferred and both the 1999 and 2000 deferred amounts were paid in 2001; none of the amounts shown for 2001was deferred.
(3) Amounts shown were paid to the named executive officer's wholly-owned consulting firm. See "Certain Relationships and Related Transactions." Amounts shown reflect agreed upon compensation, a portion of which was deferred at the election and agreement of the named executive officer. None of the amounts shown for 1999 was paid, and $35,000 was deferred; none of the amounts shown for 2000 was paid and $28,500 was deferred and paid in 2001; and none of the amounts shown for 2001 was deferred.
(4) The named executive officer received $46,453 of the amount shown. The balance of the amount shown ($32,575) was deferred at the election and agreement of the officer.
(5) The named executive officer received $60,187 of the amount shown. The balance of the amount shown ($48,984) was deferred at the election and agreement of the officer.
(6) The named executive officer received $46,453 of the amount shown. The balance of the amount shown ($29,612) was deferred at the election and agreement of the officer.
(7) Represents 300,000 shares of LumaLite, which, as a result of the Merger, represent the number of shares of Company common stock shown. The named executive officer exercised the options shown in the same year of their grant for an exercise price of $75,000, which was the fair market value of the stock at both the grant and exercise date.

Stock Option Grants

         Since 1997, we have maintained two stock option plans. One plan provides for stock-based grants to selected officers, directors and other key employees. The other plan provides for grants of incentive stock options to participating employees. The terms of the options granted under either plan cannot be longer than five years from the date of their grant. No options are currently outstanding under either plan.

         LumaLite also maintains an option plan for its employees, officers and consultants, which it adopted in 1999. As of December 31, 2001, LumaLite had granted options for 98,298 shares (on a post-Merger basis) of its common stock, but those options were assumed by the Company in the Merger and now represent options to acquire 98,298 shares of the Company's common stock at an average exercise price of $.11 per share. None of the options is in favor of any of our named executive officers. The outstanding options were granted as incentive stock options, have terms of four years and vest in 12.5% installments every 6 months after the date of their grant.

Director Compensation

         Our directors do not receive cash compensation for serving on our board (or any committee of our board), or for any other services they provide us in their capacity as directors. They are, however, reimbursed for expenses they incur in connection with attending board or committee meetings.

Indemnification of Officers and Directors

         Our Certificate of Incorporation limits the personal liability of our directors and officers for monetary damages to the maximum extent permitted by Nevada law. Under Nevada law, those limitations include monetary damages for any action taken or failed to be taken as an officer or director except for an act or omission that involves intentional misconduct for a known violation of the law, or the payment of improper distributions. Nevada law also permits a corporation to indemnify any current or former director, officer, employee or agent if the person acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the indemnified person must also have had no reasonable cause to believe that his conduct was unlawful.

         Our bylaws also provide that, to the full extent permitted by our Certificate of Incorporation and the Nevada Business Corporations Act, we will indemnify, and advance expenses to, our officers, directors and employees in connection with any action, suit or proceeding, civil or criminal, to which those persons are made party by reason of their being a director, officer or employee. At present, we are not involved in any litigation or proceeding involving any of our directors, officers, employees or agents where indemnification by us would be required or permitted.

Employment Agreements

         Prior to the Merger, LumaLite entered into written employment agreements with Messers. Rorabaugh, Jackson, Schumer and Forehand (all of whom sit on our board and hold officer positions with the Company in addition to the officer and director positions they hold with LumaLite). The employment agreements are all dated effective January 1, 2002 and have initial terms of five years. The agreements are automatically renewable for one-year extension terms, subject to notice by the other party of his or its intent to terminate the agreement. The agreements provide for stated base salary amounts ($120,000 per year in the case of Messrs. Jackson and Forehand, $130,000 per year in the case of Mr. Rorabaugh, and $80,000 in the case of Mr. Schumer), payable in monthly installments. Compensation for any extension terms will be as mutually agreed to by the parties at the beginning of the extension period. Each contract can be terminated upon the agreement of the parties, upon the death of the employee or upon LumaLite's dissolution, bankruptcy or receivership.

         The contracts do not provide for any "change of control" payments, severance payments or other provisions that provide for or require payments to the employee in the event of any fundamental change in LumaLite's business, operations or ownership. The agreements also do not contain any non-competition, non-solicitation or assignment of inventions provisions, although they do require the employee and LumaLite, during the term of the agreement, to use their best efforts to avoid areas which may involve conflicts of interest between LumaLite and the employee with respect to activities engaged in by the employee.

Certain Relationships and Related Transactions

         One of LumaLite's named executive officers provided his services to LumaLite through a consulting arrangement. Under that arrangement, that officer's wholly-owned consulting company provides those services to LumaLite and the amounts otherwise payable to the officer for the services is paid to the consulting company. During 1999 and 2000, LumaLite paid the consulting company $35,000 and $28,500, respectively, under this arrangement, a portion of which was deferred. See "Executive Compensation" above.

         LumaLite has, from time to time, advanced amounts to certain of its named executive officers. In 2000 and 2001, LumaLite loaned its president $51,000 and $20,000, respectively, without interest. Those amounts were repaid in 2001. In 2000, LumaLite loaned $65,000 and in 2001 LumaLite loaned $24,000, without interest, to its vice president of operations. That loan was repaid in 2001.

Stock Ownership of Management and Certain Stockholders

         The following table sets forth, as of May 15, 2002, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by:

     o    each person who is a director of the Company;

     o    each executive officer;

     o    all directors and executive officers of the Company as a group; and

     o each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of its outstanding common stock.

All percentages are based on a total of 28,501,692 outstanding shares of our common stock. None of the named persons hold any options or warrants to purchase common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws if and where applicable:




                                                                Total       Percent of Class
                                               Shares         Beneficial      Beneficially
Name of Beneficial Owner                       Owned         Ownership(1)         Owned


Eugene Breznock
(5% Shareholder)                             3,252,560        3,252,560           11.4

Dr. Dale Rorabaugh
(Chairman and CEO)                           4,571,853        4,571,853           16.0

Michael Jackson
(Director and President)                     2,577,614        2,577,614            9.0

Joseph Forehand
(Director, VP Operations)
                                             2,577,614        2,577,614            9.0
Hank Schumer
 (Director & C.F.O.)                         1,777,590        1,777,590            6.2

All directors and officers as a group (4
persons)                                    11,504.671       11,504,671           40.3

------------------------


(1) Beneficial ownership is determined in accordance with the rules of the Securities & Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following May 15, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the other footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such shareholder's name.


Item 2.           Acquisition or Disposition of Assets

The Acquisition

         On April 16, 2002, the Company and LumaLite closed the Merger, which resulted in the Company's acquisition of LumaLite and its business operations. The Company and LumaLite subsequently filed a number of state filings with the Secretaries of State of Nevada and California, the last of which was filed and accepted on May 15, 2002. We will conduct our principal business operations through LumaLite for the foreseeable future.

Description of Business of LumaLite

Overview

         LumaLite develops and markets tooth-whitening products and services through wholesale distributors, primarily to dental practitioners. LumaLite's current principal product is its LumaArch(TM) bleaching product and associated Xenon-halogen illumination system, which provides customers with tooth-whitening results that we believe are superior to those provided by LumaLite's competitors, based on, among other factors, its lower cost and the shortened period of time that the customer is required to spend in the dental chair during the whitening process. LumaLite intends to launch a number of complementary products to its current product and service offerings in the near future and, in late 2002, intends to introduce company-owned and operated tooth-whitening centers in major retail locations as a store-in-store concept.

LumaLite's Operations

         LumaLite was founded in 1999 for the purpose of developing advanced device technologies for the medical and dental industries. LumaLite has focused its research and development activities on cosmetic and tooth-whitening solutions, and in late 2000, it commercially introduced its principal product, "LumaArch," a comprehensive tooth-whitening and bleaching system that we believe is more effective, cost efficient and easier to use than competitive tooth-whitening systems.

         The LumaArch system uses a multiple-use proprietary Xenon-halogen light carrying technology and a proprietary liquid light guide to produce uniform tooth-whitening results without any heat. The system is used in conjunction with single-use LumaWhite tooth-whitening material, a specially formulated to the energy wavelength produced by the LumaArch. The LumaArch system provides up to eight shades of whitening improvement in a procedure that takes approximately 30 to 40 minutes of chair time, and at a cost to the patient of approximately $295. As of April 2002, LumaLite had an installed base of approximately 1,700 LumaArch systems nationwide (at an average manufacturers suggested retail price to the dental professionals of $6,000), and we expect to have an installed worldwide base of 3,100 systems by the end of 2002.

         LumaLite currently markets its LumaArch system through a series of wholesale distributor relationships with leading dental supply companies, including Henry Schien and Patterson Dental. These dental supply companies provide LumaLite with the equivalent of a 1,500 person sales representative force and ready access to the more than 120,000 domestic dentists in the United States. For more information regarding LumaLite's wholesale distributor relationships, see "Strategic Relationships and Contracts" below.

         LumaLite intends to extend its current product and service offerings through two initiatives. First, beginning in the fall of 2002, LumaLite intends to open company-owned and operated LumaLite retail tooth-whitening centers that will offer consumers accessible, pleasant and affordable access to quality tooth-whitening services in an upscale, "salon" type atmosphere. The tooth-whitening centers will be designed to avoid the stigma associated with in-office dental visits and make tooth-whitening less painful and easier. We intend to place the retail centers in high traffic locations such as shopping malls, "store-within-a-store" boutiques in major upscale department stores and fitness centers, resorts, spas and vacation destinations. We expect to have between five and ten centers in operation by the end of 2002, and open forty-five centers in 2003. By the end of 2004, we anticipate having a total of 125 centers in operation. We believe the retail centers will build LumaLite's brand recognition and marketing exposure, as well as offer numerous opportunities for the growth of LumaLite's customer base.

         The second initiative will focus on the introduction of a number of ancillary tooth-whitening and oral hygiene products, such as at-home tooth-whitening kits, toothpastes and mouthwash. These products will be designed to supplement and reinforce the customer's initial LumaArch tooth-whitening procedure, since there is a natural degradation in post-procedure tooth whiteness from natural wear and the customer's use of staining agents such as coffee, nicotine and red wine. We anticipate initiating market introduction of these products in late 2002, beginning with the "LumaWhite DIY" (do it yourself), a home bleaching and whitening kit, "LumaWhite" toothpaste, and "LumaWhite" branded mouthwash and chewing gum. We believe that LumaLite's sale of these consumer products will leverage its established reputation within the cosmetic dentistry industry and provide an additional, high margin, recurring revenue stream.

Industry Overview

         Tooth-whitening has been practiced in rudimentary form since the late 1800s. With the discovery of carbamide peroxide, an active bleaching agent, and its accidental application to aesthetic dentistry in the 1960s, the modern tooth-whitening industry began to develop. Initially, tooth-whitening procedures were generally cost prohibitive and time consuming. During the 1990s, the industry experienced significant growth and, by 2001, was a $1.3 billion domestic industry. The industry is expected to have domestic sales exceeding $5 billion within the next seven years. Industry experts believe that the industry has grown due to a number of factors, including a fundamental shift in the focus of the dental profession (i.e., as baby boomers age there is less of a need for traditional dental services such as treating cavities and tooth decay), a more image conscious American public that desires white, good-looking teeth and the growing perception that the industry represents a potentially lucrative niche industry. According to the American Dental Association, approximately 84% of U.S. dentists now offer cosmetic dental procedures as part of their practices and 50% of those dentists report a steady increase in the amount of cosmetic procedures they have performed over the last three years.

         Despite the substantial changes in the industry over the past decade, current tooth-whitening products still suffer from the same general problems that have plagued the industry historically -- they are generally expensive, inconvenient and not very effective. The most commonly used methods for whitening stained or discolored teeth have traditionally been at-home solutions, such as whitening toothpaste or dentist-prescribed bleaching trays that offer only marginal shade improvements (1 to 3 shades of improvement for toothpastes and 2 to 4 shares of improvement for trays) at a moderate cost, but with a significant investment in time. The most effective whitening solutions have typically relied on dental professionals using light or laser activated bleaching systems. These systems have historically been fairly expensive and, because the procedures are done at dental offices, cause some potential customers to avoid the procedures because of a fear of dental offices and the assumption that the in-office bleaching process will be painful, difficult and generally uncomfortable.

         In 1999, one of our principal competitors, BriteSmile, introduced a relatively cost effective and easy to use in-office bleaching procedure that offered significant whitening results at a moderate (although still relatively high-end) cost. Using that system, a customer could obtain an average of eight shades of whiteness improvement during a 90 minute procedure and at an average cost of $600. In late 2002, LumaLite will introduce its retail operation using the LumaArch, which offers comparable results at approximately half the cost of a BriteSmile procedure and which requires customers to spend only 30-40 minutes in the dentist chair.

Strategy

         We intend, through LumaLite, to become a leading provider of vertically integrated tooth-whitening products and services through the following business strategies:

          o We intend to develop a number of product line extensions, including retail tooth-whitening centers in major retail mall, spa and vacation locations. The centers will expand our distribution chain beyond wholesale and traditional dental offices and into more consumer friendly locations. We believe the retail locations will provide LumaLite with an enhanced ability to cross-sell its other branded tooth-whitening products.

          o We intend to develop and market ancillary tooth-whitening products (such as toothpaste, mouthwash and gum) that will enhance and maintain the tooth-whitening effects of the LumaArch tooth-whitening process. We also intend to maintain a strong research and development abilities to facilitate the development of future ancillary products and services.

          o We plan to expand and retain a strong and seasoned management team with proven experience in developing and marketing medical and dental technologies, as well as assisting us in becoming a major factor in the consumer tooth-whitening arena. Our management team has worked together for several years, in a number of businesses, on medical and other technology based products.

          o We intend to develop additional revenue streams through international expansion. Currently, we reach the approximately 120,000 domestic dentists through our wholesale distributor relationships and accelerate the marketing of our products and services internationally to the additional approximately 300,000 non-domestic dentists through additional strategic relationships and/or distributor relationships. We have executed international distribution contracts with distributors in Australia, Singapore, Indonesia, Taiwan, the European Union (United Kingdom, Spain, Italy, Germany and France), Middle East, Korea, Brazil and Mexico. We have received both Canadian and European regulatory approval (in the form of a "CE" designation) for the LumaArch, which will allow us to actively market the LumaArch in those territories.

          o We intend to engage in selective acquisitions of assets and companies where we believe those acquisitions will enhance, supplement or speed up our business plan.

Products and Technology

         We believe the LumaArch bleaching system is technologically superior to the tooth-whitening systems employed by our competitors. The LumaArch system was developed by LumaLite's co-founder, Dr. Dale Rorabaugh, and is currently the core of LumaLite's product and service offerings. The LumaArch system uses a proprietary Xenon-halogen multiple illumination source that produces a high lumen energy output in a specified bandwidth within the visible spectrum. The Xenon-halogen light is filtered through a patented "liquid light" guide that provides a highly focused, uniform wavelength with virtually no heat as a byproduct. We believe the liquid light guide is more effective in the whitening process than more commonly used, but less efficient, fiber optic guides, and that our liquid light guides are the most advanced guides currently on the market, providing operating efficiencies in the range of 85%. By comparison, most commonly used fiber optic light guides provide efficiencies of approximately 45%, and the only competitive liquid light product on the market is 20% less efficient than the LumaArch liquid light guides. The LumaArch liquid light guides produce virtually no heat, providing a safer and more comfortable process for the patients.

         LumaLite's liquid light guides have been specifically designed to interact with LumaLite's LumaWhite tooth-whitening material, which is the medium that actually whitens the tooth enamel. The material is developed in a proprietary formulation that increases the rate of oxidation on the internal and external chromagens that cause tooth staining. The LumaArch system is also unique in that it is designed only for tooth-whitening and can simultaneously whiten both tooth arches at the same time. In comparison, other tooth-whitening systems typically use products that have multiple applications, including composite curing.

         LumaLite has received one patent on its LumaArch system and has filed three additional patents in the United States. LumaLite intends to continue filing patents, with the advice of its counsel. LumaLite also uses a number of trademarks for its products and services. Currently, it uses "LumaLite," for the company name, and has also trademarked "LumaLite Guide," "LumaArch," "LumaWhite Plus" and "LumaBlock." We intend to file additional trademark applications as appropriate.

Strategic Relationships and Contracts

         We  have  entered  into  a  number  of   agreements   relating  to  the
distribution of our services and products both domestically and internationally.

         Domestic Distribution Relationships. LumaLite distributes its products domestically through relationships with a number of nationwide dental distributors, including Henry Schein, Inc., Patterson Dental Supply, Inc., Burkhart Dental and Kings Two Dental Supply. LumaLite sells its products to those parties through standard purchase order arrangements, pursuant to which, upon the sale of a LumaLite product, the distributor presents a purchase order to LumaLite and LumaLite then invoices the distributor for payment. LumaLite's relationships with its domestic distributors are non-exclusive and subject to termination by either party at any time.

         International Distributorships. LumaLite's international distributorship arrangements are evidenced by a series of written agreements using a standardized form that LumaLite has developed. The agreements specify the territory and the products covered by the distributorship agreements. As of the date of this report, LumaLite had entered into agreements for the territories of Australia, Singapore, Indonesia, Taiwan, the European Union, Korea, Brazil and Mexico.

         The distribution arrangements grant the distributors the exclusive right to distribute the products specified in the described territory and require the distributor to maintain adequate facilities and sales personnel to sell LumaLite's products. The distribution agreements generally provide for minimum sales quotas by each distributor. If a distributor fails to meet the sales quota during a particular year and fails to remedy any shortfall within 90 days after notice from LumaLite, LumaLite has the right to terminate the distribution agreement. If the distributor sells more than the minimum quota for any particular year, the distributor receives a credit for the excess sales toward the minimum quota required for the subsequent year.

         LumaLite is required to provide each distributor with a current price list which is valid for the first 12 months after the date of the agreement and which then may be changed on at least 60 days notice to the distributor. The distributor is required to pay for any products purchased under the distribution agreement by an irrevocable letter of credit (or other method agreed to by LumaLite),

         The distribution agreements are generally for an initial term of three years and then provide the distributor with a right to renew the contract for up to two additional three-year periods. The agreement can be terminated by either party if the distributor fails to make timely payment for the products it purchases or if a party declares bankruptcy or institutes insolvency proceedings. In addition, either party may terminate the agreement for the other party's failure to perform any non-monetary obligation set forth in the agreement after 90 days notice specifying the party's failure to perform.
LumaLite may terminate the agreement if the distributor ceases to make LumaLite's products available to customers for more than 30 consecutive days or the distributor states in writing that intends to cease marketing LumaLite's products.

Sales and Marketing

         Currently, LumaLite distributes its LumaArch system using a wholesale distribution network that sells to professional dental customers through established relationships. LumaLite's wholesale distributors are primarily major dental distributors.

         LumaLite's distributor relationships effectively provide it with access to the equivalent of 1,500 sales representatives who sell to the over 120,000 domestic dentists. LumaLite believes that this distribution system provides it with rapid national market penetration without the heavy up-front costs that a national sales platform would normally require. LumaLite compliments its national distributor relationships with a small commission-only sales force of approximately 20 independent sales representatives who train and update dental end users on the LumaArch product and its use.

         LumaLite believes that wholesale distribution provides a number of distinct benefits to it over the more traditional direct marketing approaches and independent distribution chains used by its competitors. Typically, traditional marketing and distribution chains are costly, complex and slow to gain momentum. For example, LumaLite believes its principal competitors employ marketing approaches that require them to spend a significant portion of their revenues (at least in the early stages of corporate growth) on marketing and advertising. We believe, however, that by using distributor networks and relationships, LumaLite's overall marketing and advertising costs will stabilize in the range of between 10% and 12% of revenues.

         We believe that by the end of 2002 LumaLite's distribution network will lead to an installed base of approximately 3,100 LumaArch systems on a worldwide basis, and that those installed systems will allow LumaLite to derive long-term recurring revenues from the sale of its high-margin, single-use LumaLite tooth-whitening material as customers and dental practitioners use the LumaArch systems. LumaLite also intends to take advantage of these existing sales channels to cross-market its proposed line of complementary tooth-whitening products to its expanding customer base.

Competition.

         LumaLite's tooth-whitening systems will compete with all tooth-whitening products and services, including those offered through dental offices, retail stores and take-home products. LumaLite's competition in the in-office arena include BriteSmile, Inc., which offers its products through a number of storefront centers, Air Technologies, which uses Patterson Dental as a distribution channel, and Discus Dental, Inc., which markets its product through a direct sales force.

         Companies that offer dentist-prescribed home bleaching products include Opalescence, which is offered by Ultra Dent, Inc., Night White, which is offered by Discus Dental, Inc., Platinum, which is offered by Colgate, Crest Strips and NuProGold, which are offered by Dentsply International, Inc., and Rembrandt, which is offered by DenMat, Inc.

         The company believes LumaLite's products and services compete favorably with the products and services offered by in-office and store front products and service providers, since the LumaArch system provides comparable or superior tooth-whitening services (on average, eight shades of whitening difference) for a price point that is significantly lower than the cost of its competitors' products and services. For example, laser-based bleaching systems typically retail for between $10,000 and $50,000, and cost patients between $750 and $2,000, while less effective power bleaching systems cost dentist between $1,000 and $5,000, with a cost to the patient of $500 to $1,250. LumaLite's primary competitor in the marketplace, which offers a comparable whitening system that produces results similar to those produced by LumaArch, with a minimum chair time, is available to dental practitioners only through a 10 year exclusive contract and at a cost per procedure to the dental practitioners of $250, resulting in a customer cost of $600. With respect to in-home professional or over-the-counter products, we believe LumaLite's products' and services' competitive advantages include significantly reduced processing time, and better results.

Governmental Regulation

         The business operations we conduct through LumaLite are and will be subject to certain federal, state and local statutes, regulations and ordinances, including those governing health and safety. The LumaArch system is categorized as a Class 1 exempt medical device as defined by the Food and Drug Administration, and is used specifically to perform cosmetic dental procedures. Therefore, the LumaArch is not subject to the customary rules and regulations of, and oversight by, the FDA.

         In most states, our tooth-whitening procedures are deemed to be part of the practice of dentistry. Generally, states impose licensing and other requirements on the practice of dentistry. In addition, some states prohibit general business corporations from engaging in the practice of dentistry. In some states, our corporate structure (including, as appropriate, the structure relating to our proposed retail tooth-whitening centers) may be required to be reviewed by, and require the express approval of, a state agency governing the practice of dentistry, such as a board of dental examiners. In those states, we may need specific approval for the operation of our proposed retail tooth-whitening centers. Based on our review of applicable statutes and regulations and our corporate structure (including, with respect to our proposed retain tooth-whitening centers), we believe that our operations are and will be in compliance in all material respects with applicable federal, state and local regulations.

Employees

         As of December 31, 2001, the Company had no employees. As of that same date, LumaLite had a total of 13 employees. Of these employees, 2 were involved in sales and marketing, 2 were involved in product development, 7 were involved in quality assurance, manufacturing and product support, and 2 were involved in administrative and corporate functions.

Properties

         Prior to the completion of the Merger, our properties consisted primarily of minimal office equipment, the right to use office space at our principal executive location at 4766 Holladay Boulevard in Holladay, Utah, and the rights under our royalty agreement with Sunshine Precious Metals, Inc., which, as noted above, filed for reorganization under Chapter 11 of the bankruptcy code in 2000 and has shut down operations in its Sunshine mine.

         As a result of the Merger, we now conduct our principal business operations through LumaLite's properties and equipment. LumaLite's principal business operations are conducted from a leased 4,500 sq. ft. combination administrative, research, manufacturing and warehouse space located in Spring Valley, California. The lease for the property expires in November 2004. We believe the lease is on commercially reasonable terms and that it is adequate for LumaLite's current needs. We also believe there is additional lease space available on commercially reasonable terms in the same general area if we decide that LumaLite requires additional space for its operations.

         LumaLite maintains manufacturing equipment, as well as supplies and inventory, at its principal business location. Its manufacturing equipment consists primarily of assembly and final-testing machines and equipment.
LumaLite has the ability to source its manufacturing equipment and components from a number of vendors. LumaLite believes all of its manufacturing equipment is in good condition, normal wear and tear excepted. LumaLite's manufacturing facilities comply with Good Manufacturing Procedures (GMP).

         In connection with our business activities, we have not historically engaged, and do not intend in the future to engage, in any significant investment activities, including investments in real estate, investments in real estate mortgages or in securities or interests of persons primarily engaged in real estate activities.

Legal Proceedings

         We are not subject to any material actual or pending legal proceedings.

Risk Factors

         Prospective investors in our common stock should carefully consider the following risks before deciding to buy our common stock. Our business, financial condition or operating results may suffer if any of the events described in the following risk factors actually occur. There may be additional risks that we are not currently able to identify. These may also adversely affect our business, financial condition or operating results. If any of the events we have identified, or those that we cannot now identify, occurs, the trading price of our common stock could decline, and investors in our securities may lose all or part of the money they paid to buy our common stock.

Our business is difficult to evaluate because it has a limited operating history.

         At the parent company level, we have historically operated at a loss. Between 1997 and 2001, we maintained only minimal administrative and management functions. As of December 31, 2001, we had an accumulated deficit of $3,469,284. As a result of the Merger we will conduct our operations primarily through LumaLite (which began operating in 1999) and also consolidate our operations with LumaLite's for financial accounting purposes. Its limited operating history makes predicting future results difficult. LumaLite generated revenues of $4,020,359 for 2001 and pre-tax income of $688,013 for the same period, compared with revenues of $585,380 and a pre-tax loss of $237,462 for 2000. As of December 31, 2001, LumaLite had an accumulated deficit of $136,333.

         Our historical financial information is of limited value in projecting our future results on a going-forward basis for a number of reasons, including
(i) because LumaLite has only had a limited operating history, (ii) because we have had only minimal operations since 1997, and (iii) because we will consolidate the results of the Company's and LumaLite's operations for accounting purposes as a result of the Merger. Therefore, it is difficult to evaluate our business and prospects.

         Further, our quarterly revenues and the results of our operations may vary significantly in the future (from quarter to quarter or otherwise) based on a number of factors, including the following:

          o our ability to attract new customers and maintain customer satisfaction;

          o the timing of the sale of our products and services and the implementation of our products and services (including opening our retail-based tooth-whitening centers);

          o    our ability to establish and maintain strategic relationships;

          o    increased  expenses,  including  expenses  related  to sales  and
               marketing,   research   and   development,    administration   or
               international expansion;

          o our ability to enhance, improve or introduce our products and services, either internally or through the integration of third-party improvements, and to introduce those new or enhanced products or services into the market;

          o the announcement or introduction of new or enhanced products and services by our competitors;

          o    continued  growth  of  the  dental  market  and   tooth-whitening
               commerce; and

          o governmental regulation surrounding the development, sale or use of our products or services.

Accordingly, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful and are not necessarily indicative of future performance.

Our  success  will  depend  on  consumer   acceptance  of  our   light-activated
tooth-whitening and maintenance products.

         We  currently  derive,  and  anticipate   deriving  in  the  future,  a
substantial portion of our revenues from LumaLite's light-activated tooth-whitening methods, procedures and other dental products. Those products, methods and procedures are based on a relatively new tooth-whitening concept for consumers. Our success will depend in large part on our ability to successfully encourage consumers, dentists and dental office employees to switch from traditional bleach and tray whitening methods to our light-activated tooth-whitening products.

We compete in an industry that is characterized by rapidly changing technology.

         The dental device and supply industry is characterized by rapid technological change. As technological changes occur in the marketplace, we may have to modify our products to become or remain competitive, or to ensure that our products do not become obsolete. If we fail to anticipate or respond in a cost-effective and timely manner to governmental requirements, market trends or consumer demands, or if there are any significant delays in our product development or introduction of new products into the marketplace, our revenues and profit margins may decline, which could adversely affect our cash flows, liquidity and operating results.

We are subject to significant competition

         The market for tooth-whitening products and services is highly competitive, and that competition may intensify in the future. A number of well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing products and services that compete with our products and services. In addition, many of our current and potential competitors have greater financial, technical, operational and marketing resources. We may not be able to compete successfully against these competitors in developing our products or services. Competitive pressures may also force prices for tooth-whitening products and services down, and those price reductions could affect our potential future revenues.

We are susceptible to product liability suits and, if a lawsuit is brought against us, defending the action could require us to pay large legal expenses and/or judgments.

         We have not had any product liability claims asserted against us, but because of the nature of the dental device industry, there can be no assurance that we will not be subject to those types of claims in the future. Our products come in contact with vulnerable areas of the human body, such as the mouth, tongue, tooth and gums, and therefore, the sale and support of dental products makes us susceptible to the risk of product liability claims. A successful product liability claim, or the negative publicity brought by such claims, could have a material adverse effect on our revenues and business.

         We maintain product liability insurance with coverage limits of $1,000,000 per occurrence and $2,000,000 per year. While be believe that coverage is adequate, we do not guarantee that the amount of the insurance that we carry will be adequate to satisfy any claims that are made against us in the future, or that we will be able to obtain insurance in the future at satisfactory rates or in adequate amounts.

We may experience shortages of the supplies we need because we do not have long-term agreements with our suppliers.

         Our success depends to a large degree on our ability to provide our affiliated dentists with our state of the art light-activated whitening products, and a sufficient supply of tooth-whitening materials and maintenance products. Since we first commercially introduced our products, we have relied on manufacturing and supply agreements with a number of suppliers and manufacturers. We have no long-term purchase contracts or other contractual assurances of continued supply, pricing or access to those products or manufacturing services. While we believe we have good relationships with our suppliers and manufacturers, if we are unable to obtain supplies from one or more of our key vendors on a timely basis, or if there is a significant change in our ability to obtain necessary equipment or supplies, our results of operations could be seriously harmed.

We do not intend to pay dividends.

         We do not anticipate paying any cash dividends on our common stock to our shareholders for the foreseeable future. We intend to retain future earnings, if any, for use in our operations and expanding our business.

Our common stock price may be volatile, we trade on only a limited public market basis, and we are subject to certain restrictions that may affect your ability to sell our stock.

         Our common stock trades on the over-the-counter market maintained by the NASD. The over-the-counter market is distinct from, and generally handles a smaller volume of trades, than other exchanges over which securities of companies are traded, including the New York Stock Exchange, the "system maintained by the NASDAQ national market and small cap market systems and local trading exchanges." The owners of our common stock may, therefore, find it more difficult to dispose, or obtain accurate quotations for the market price of our common stock. In addition, stocks traded over-the-counter are generally subject to a rule that imposes restrictive sales practice requirements on broker-dealers selling those securities to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must, among other requirements, make a special suitability determination regarding the purchasers and must receive the purchaser's written consent to the transactions prior to any purchase. Consequently, the rule may restrict the ability of broker-dealers to sell or limit the interest of broker-dealers in selling our common stock and may adversely affect the ability of holders of our common stock to sell shares.

         The market prices for securities of emerging companies, including the Company, have historically been highly volatile. Significant volatility in the market price of the shares of our common stock may arise due to factors such as our developing business, historic losses and relatively low price per share. In addition, future announcements concerning us or our competitors may have a significant impact on the market price of our common stock. Those announcements might include announcements regarding financial results, the results of testing, technological innovations, new commercial products, changes to governmental regulations, governmental decisions on commercialization of products, developments concerning proprietary rights, litigation or public concern as to the safety of our products. As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before those shares are offered, and the offering of a significant number of shares of common stock at any one time could cause a severe decline in the price of our common stock.

We currently rely on wholesale distributors to market our products, but there can be no assurance that those distributors will meet their contractual obligations or be successful in their efforts.

         We market the LumaArch primarily through a series of distribution agreements with wholesale distributors that have direct sales contacts with domestic dentists. We recently entered into similar arrangements in several foreign countries for sales of our products to dentists outside the United
States. If our distributors fail to promote our products, or if they fail or refuse to comply with the terms of their agreements with us, our ability to market our products and services, at least in the short term, could be materially and adversely affected, which could adversely affect our revenues, operations and business plan. There can be no assurance that our distributors will comply with the terms of their contractual obligations with us, or that they will be successful in marketing our products.

We cannot guarantee that our patent applications will be granted, or that, even if they are granted, our competitors will not infringe on them.

         We have filed a number of patent applications related to our tooth-whitening products which are currently pending, including patent applications relating to our LumaArch, Liquid Light Guides and Do It Yourself Trays. Although we intend to continue to apply for patents, we cannot assure you that we will continue to apply for, or that we will actually be issued, patents, and that, if any such patents are issued, that third parties will not infringe on those new patents or our existing patents. If we are unable or fail to protect our intellectual property rights through the patent process, that could weaken our competitive position, reduce our revenue and increase our costs.

         In addition to patents, we rely on a combination of trade secrets, copyrights and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. These measures may not be adequate to safeguard the technology underlying our products and services. If they do not protect our rights, third parties could use our technology, and our ability to compete in the market could be reduced. In addition, our employees, consultants and other persons who participate in the development of our products and services could breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for those breaches. We may also not be able to effectively protect our intellectual property rights in some foreign countries. For a variety of reasons, we may not decide to file for additional patent, copyright or trademark protections outside of the United States or in foreign jurisdictions. We also realize that our trade secrets may become known through other means that we do not currently foresee. Even though we intend to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and products without infringing on any of our intellectual property rights, or design around our proprietary technologies.

Our products or services could infringe on the intellectual property rights of others, which could require us to engage in costly litigation and, if we are not successful in that litigation, could also require us to pay substantial damages and/or prohibit us from selling our products or services.

         Third parties may assert infringement or other intellectual property claims against us if we use, even inadvertently, their intellectual property rights. If it is ultimately determined that our products or services infringed on a third party's proprietary rights, we may have to pay substantial damages, including treble damages, for those past infringements. Further, we may be prohibited from selling our products before we obtain a license from those parties, which, if available at all, could require us to pay substantial royalties. Even if the infringement claims are without merit, defending infringement lawsuits takes significant time, is expensive and can divert management's attention from other pressing business concerns.

We may be subject to government regulations regarding the corporate practice of dentistry.

         We intend to expand our current distribution system by opening a series of wholly-owned and operated retail tooth-whitening centers in "in-store" retail locations. In certain states, we may operate those centers through licensed dentists or other dental practitioners. Our corporate structure, operation of centers and contractual relationships with our licensed dentists at those centers  may  be  subject  to  government  regulation  and  may be  reviewed  by applicable state agencies governing the practice of dentistry (such as state-regulated boards of dental examiners). We believe that our operation of centers will be in compliance in all material respects with applicable federal, state and local laws and regulations regarding the practice of dentistry (all of which are subject to change), and that any state agency which chose to review our operational structure would conclude likewise. However, we cannot assure you that we will obtain a favorable review in all such instances. If we are unable to do so, we may be subject to penalties or be prevented from operating in certain jurisdictions. Further, if we are unable to comply with the applicable laws and regulations in any state, we may be limited in those states to offering our products and services through other means than wholly-owned centers.

We may be subject to government regulation regarding our tooth-whitening services and products.

         The light used in our tooth-whitening systems is categorized as a Class I exempt Medical Device, as defined by the Food and Drug Administration, or FDA. As long as the light is used specifically to perform cosmetic dental procedures (i.e., tooth-whitening), it is not subject to premarket notification requirements, although we are subject to FDA requirements regarding the handling of complaints and other general FDA record keeping standards. We cannot assure you that some or all of the existing government regulations regarding the use, storage, administration or manufacture of our products or services (either existing or under development) will not change significantly or adversely in the future, or that we will not become subject to compliance with additional or stricter governmental regulations which could, in the future, affect our potential revenue or operations.

The ownership of our outstanding common stock is concentrated in a limited number of shareholders.

         Our current directors and executive officers, or their affiliates, own and control approximately 40% of our common stock and, therefore, if they act in concert, those persons would have significant influence on decisions affecting our business, including the identity and makeup of our board of directors, and any other matters requiring approval of our shareholders.

We may not be successful in building a strong brand identity and customer loyalty.

         We believe that establishing and maintaining brand identity and brand loyalty is crucial to attracting customers, dentists and other strategic partners. To attract and retain those groups, and respond to competitive pressures, we intend to continue substantial investments in creating and maintaining brand loyalty for our products and services. We believe advertising rates, and the cost of advertising campaigns in particular, could increase substantially in the future. If our branding efforts are not successful, our results of operations could be adversely affected.

Promotion and enhancement of our brands will depend on our success in consistently providing high quality tooth-whitening services and products and customer satisfaction with those products and services.

         If our customers do not perceive our services and products to be of high quality, or if we introduce new services or products that are not favorably received by our potential customers, the value of our brands could be harmed. Any such decrease in the value or perceived value of our brands could harm our reputation, reduce our net revenue, cause us to lose customers and affect the price of our common stock.

We may need additional capital to fund our operations and finance our growth, but we may not be able to obtain it on acceptable terms or at all.

         If we expand our operations more rapidly than we currently anticipate, if our working capital needs exceed our current expectations or if we make any acquisitions, we will need to raise additional capital from either equity or debt sources. If we cannot obtain financing on terms acceptable to us or at all, we may be forced to curtail our planned business expansion and we may be unable to fund our ongoing operations.

Our business strategy may not effectively address our market and we may never realize a return on the resources we invest to execute our strategy.

         LumaLite has made substantial investments to pursue its business strategy. These investments include investments in:

          o    infrastructure and equipment;

          o    research and development;

          o    expanding its work force;

          o    experienced management;

          o    product and service offerings; and

          o    developing marketing and sales resources and brand awareness.


These investments may not be successful, and other companies may employ more cost effective strategies than LumaLite has used to compete in LumaLite's markets. LumaLite may never realize a return on the resources in which it has invested or in which it may invest in the future.

Our competitors may seize the market opportunities we have identified because we may not effectively execute our business strategy.

         If we fail to execute on our business strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified. Our business strategy is complex and requires us to successfully and simultaneously complete many tasks. To be successful, we will need to:

          o    invest in state-of-the-art equipment, research and development;

          o    attract and retain customers;

          o    improve or enhance our products;

          o    attract and retain highly skilled employees and consultants;

          o introduce complementary products and services, including our retail tooth-whitening centers and ancillary tooth-whitening products;

          o attract and retain experienced management, sales and marketing personnel;

          o evolve our business to gain advantages in an increasingly competitive environment.

Although most of our management team has worked together for several years, there can be no assurance that we will be able to successfully execute all elements of our business strategy.

We plan to expand very rapidly, and managing our growth may be difficult.

         LumaLite has rapidly expanded its operations since it was founded in 1999. We expect its business to continue to grow geographically and in terms of the number of products and services it offers and the manner in which it offers those products and services. We cannot be sure that we will successfully manage that growth. To successfully manage our growth. We must:

          o invest in research and development personnel to make sure our products and services remain up-to-date;

          o    hire and retain key executive management personnel;

          o improve our management, financial and information systems and controls; and

          o    expand, train and manage our employee base effectively.

There will be additional demands on our customer service support and sales, marketing and administrative resources as we increase our service offerings and expand our target markets. The strains imposed by these demands are magnified by the relatively early stage of our operations. If we cannot manage our growth effectively, our business, financial condition or results of operations could be adversely affected.

Our growth could be limited if we are unable to attract and retain qualified personnel.

         We believe that our short- and long-term success depends larmaterialy on our ability to attract and retain highly skilled technical, managerial and marketing personnel. We may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. We cannot be sure we will succeed in attracting and retaining the personnel we need to continue to grow.

         We depend, particularly in the case of LumaLite, on a limited number of key personnel who would be difficult to replace. Our success also depends in significant part on the continued services of our key technical, sales and senior management personnel. Losing one or more of our key employees could have a material adverse effect on our business, results of operations and financial condition. LumaLite has employment agreements with each of its key officers.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, analyses and other information that are based on forecasts of future events and results, and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or the negative of those or other variations, or comparable expressions, including references to assumptions.

         The forward-looking statements in this Form 8-K, including statements concerning projections of future results, operating profits and earnings, if any, are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. The risks and uncertainties include but are not limited to our continued ability to:

          o develop and market our current products and services and expand the scope of our products and services through the introduction of complementary products and services and retail tooth-whitening centers;

          o    attract and retain customers;

          o    attract and retain highly skilled employees;

          o    effectively manage growth; and

          o evolve our business to gain advantages in an increasingly competitive environment.

Our risks are more specifically described in the section entitled "Risk Factors," above. If one or more of these risks or uncertainties materializes, or if the assumptions prove incorrect, our actual results may vary materially from our expected, estimated or projected results. Given these uncertainties, you should not place undue reliance on any forward-looking statements contained in this Form 8-K.

         We undertake no obligation to update forward-looking statements or risk factors other than as required by applicable law, whether as a result of new information, future events or otherwise.

Item 7.  Financial Statements and Exhibits.

          (a)  Financial Statements and Proforma Information

              The Company will file, as an amendment to this report and within the time period set forth in Item 7, the financial statements and/or proforma financial information specified in regulation S-X, as promulgated under the Securities Exchange Act of 1934, as amended, together (as appropriate) with signed accountant's reports as provided in Regulation S-X.

         (b)      Exhibits.  N/A

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LUMALITE HOLDINGS, INC.



Date:   May 17, 2002                            By:    /s/  Michael Jackson
                                                      --------------------------
                                                      Michael Jackson, President